Exhibit 10.2

FIRST AMENDMENT TO
STADIUM COMPLEX CORNERSTONE NAMING RIGHTS AND SPONSORSHIP AGREEMENT
This First Amendment to Stadium Complex Cornerstone Naming Rights and Sponsorship Agreement (this “Amendment”) is made and entered into as of September 8, 2022 (the “Execution Date”) by and between (i) Social Finance, Inc., a Delaware corporation (“Naming Rights Partner”), and (ii) Stadco LA, LLC, a Delaware limited liability company and a Hollywood Park company (“StadCo”). Naming Rights Partner and StadCo are referred to in this Amendment individually as a “Party” and collectively as the “Parties.”
Recitals
A.StadCo and Naming Rights Partner are parties to the Stadium Complex Cornerstone Naming Rights and Sponsorship Agreement dated September 14, 2019 (the “Naming Rights Agreement”), pursuant to which StadCo has granted to Naming Rights Partner certain sponsorship rights and assets associated with the Stadium Complex and the Teams as described in the Naming Rights Agreement. All capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Naming Rights Agreement.
B.The Parties desire to amend the Naming Rights Agreement as more particularly set forth in this Amendment.
Agreement
Therefore, in consideration of the mutual covenants set forth herein and in the Naming Rights Agreement, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby amend the Naming Rights Agreement as follows:
1.Stadium Opening Date. For purposes of establishing the Initial Contract Year, the Parties acknowledge and agree that the Stadium Opening Date occurred on September 13, 2020 and, therefore, (a) the Initial Contract Year ended on March 31, 2021 and (b) the Expiration Date will be September 12, 2040, unless the Naming Rights Agreement is extended or earlier terminated or reduced in accordance with its terms.
2.Reduction of Sponsorship Fees for Initial Contract Year. The Parties agree that Naming Rights Partner has paid, as of the Execution Date, a total of Nine Million Eight Hundred Thousand Dollars ($9,800,000) towards the Sponsorship Fees due for the Initial Contract Year under the Naming Rights Agreement, the District Sponsorship Agreement, and the Performance Venue Sponsorship Agreement. Notwithstanding the payment terms set forth in Section 5 of the Naming Rights Agreement, the Parties acknowledge and agree that the foregoing payment shall fully satisfy Naming Rights Partner’s obligations with respect to the payment of Sponsorship Fees for the Initial Contract Year under the Naming Rights Agreement, and that no additional payment of Sponsorship Fees for the Initial Contract Year under the Naming Rights Agreement shall be required.
3.MUTUAL RELEASE AND WAIVER.
(a)BY STADCO. STADCO, ON BEHALF OF ITS OFFICERS, DIRECTORS, SHAREHOLDERS, MANAGERS, MEMBERS, PARENT ENTITIES, SUBSIDIARIES, AGENTS, AND ASSIGNS, AND ON BEHALF OF ANY OTHER PERSON OR ENTITY THAT COULD OR MAY MAKE A CLAIM BY OR IT (COLLECTIVELY THE “STADCO RELEASORS”), SHALL AND HEREBY DOES FULLY AND FOREVER RELEASE NAMING RIGHTS PARTNER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, SHAREHOLDERS, MANAGERS, MEMBERS, PARENT ENTITIES, SUBSIDIARIES, AGENTS, AND ASSIGNS (THE “NAMING RIGHTS PARTNER RELEASED PARTIES”), FROM ANY AND ALL RIGHTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, CAUSES OF ACTION, SUITS, DEBTS, CONTRACTS, OR DAMAGES OF WHATEVER NATURE OR KIND, PAST, PRESENT OR FUTURE, KNOWN OR UNKNOWN, DIRECT OR INDIRECT, EXPRESS OR IMPLIED, WHETHER AT LAW OR IN EQUITY, AND WHETHER ASSERTED NOW OR IN THE FUTURE (EACH A “STADCO CLAIM”), WHICH ANY OF THE STADCO RELEASORS NOW HAS OR MAY HAVE AGAINST ANY OF THE NAMING RIGHTS PARTNER RELEASED PARTIES BASED ON, CONCERNING, OR ARISING FROM ANY ACTIONS OR OMISSIONS OF STADCO DURING OR IN CONNECTION WITH THE PERIOD OF TIME BEGINNING ON THE EFFECTIVE DATE AND ENDING AT THE END OF THE INITIAL CONTRACT YEAR (THE “RELEASE PERIOD”),
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Exhibit 10.2
INCLUDING WITHOUT LIMITATION ALL STADCO CLAIMS THAT WERE OR COULD HAVE BEEN RAISED IN CONNECTION WITH NAMING RIGHTS PARTNER’S OBLIGATION TO PAY THE SPONSORSHIP FEES WITH RESPECT TO THE INITIAL CONTRACT YEAR, WITH THE INTENTION BRINGING TO AN END ALL POSSIBLE LITIGATION OR ARBITRATION BETWEEN THE PARTIES AND ANY ENTITIES OWNED OR CONTROLLED BY THEM IN CONNECTION WITH THE RELEASE PERIOD UNDER THE NAMING RIGHTS AGREEMENT.
(b)    BY NAMING RIGHTS PARTNER. NAMING RIGHTS PARTNER, ON BEHALF OF ITS OFFICERS, DIRECTORS, SHAREHOLDERS, MANAGERS, MEMBERS, PARENT ENTITIES, SUBSIDIARIES, AGENTS, AND ASSIGNS, AND ON BEHALF OF ANY OTHER PERSON OR ENTITY THAT COULD OR MAY MAKE A CLAIM BY OR IT (COLLECTIVELY THE “NAMING RIGHTS PARTNER RELEASORS”), SHALL AND HEREBY DOES FULLY AND FOREVER RELEASE STADCO, AND EACH OF ITS OFFICERS, DIRECTORS, SHAREHOLDERS, MANAGERS, MEMBERS, PARENT ENTITIES, SUBSIDIARIES, INSURERS, ATTORNEYS, AGENTS, AND ASSIGNS (COLLECTIVELY, THE “STADCO RELEASED PARTIES”), FROM ANY AND ALL RIGHTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, CAUSES OF ACTION, SUITS, DEBTS, CONTRACTS, OR DAMAGES OF WHATEVER NATURE OR KIND, PAST, PRESENT OR FUTURE, KNOWN OR UNKNOWN, DIRECT OR INDIRECT, EXPRESS OR IMPLIED, WHETHER AT LAW OR IN EQUITY, AND WHETHER ASSERTED NOW OR IN THE FUTURE (EACH A “NAMING RIGHTS PARTNER CLAIM”), WHICH ANY OF THE NAMING RIGHTS PARTNER RELEASORS NOW HAS OR MAY HAVE AGAINST ANY OF THE STADCO RELEASED PARTIES BASED ON, CONCERNING, OR ARISING FROM ANY ACTIONS OR OMISSIONS OF NAMING RIGHTS PARTNER DURING OR IN CONNECTION WITH THE RELEASE PERIOD, INCLUDING WITHOUT LIMITATION ALL NAMING RIGHTS PARTNER CLAIMS THAT WERE OR COULD HAVE BEEN RAISED IN CONNECTION WITH STADCO’S OBLIGATION TO PROVIDE THE ASSETS OR ANY OTHER RIGHTS OR BENEFITS FOR THE INITIAL CONTRACT YEAR, WITH THE INTENTION BRINGING TO AN END ALL POSSIBLE LITIGATION AND ARBITRATION BETWEEN THE PARTIES AND ANY ENTITIES OWNED OR CONTROLLED BY THEM IN CONNECTION WITH THE RELEASE PERIOD.
(c)    CALIFORNIA CIVIL CODE SECTION 1542 WAIVER. EACH PARTY EXPRESSLY ACKNOWLEDGES AND AGREES THAT EACH PARTY INTENDS TO WAIVE UNKNOWN CLAIMS, AS DESCRIBED BELOW IN THIS SECTION 3(c), AND THAT ALL RIGHTS UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE ARE EXPRESSLY WAIVED. THAT SECTION PROVIDES:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

4.Substitution of Terrace Suite with Patio Suite.

(b)Paragraph 7 of Schedule 2 of the Naming Rights Agreement is hereby deleted in its entirety and replaced with the following:

7.Patio Suite. Naming Rights Partner will receive the right to use Patio Suite 4E-2 (the “Patio Suite”) for all “Included Events” as set forth in the Patio Suite lease agreement delivered by StadCo to Naming Rights Partner, which shall be executed by the Parties concurrently with the execution of this Amendment (the “Patio Suite Lease Agreement”), except that, for all Los Angeles Rams games played in the Stadium during the 2022 NFL season only, in lieu of receiving the right to use the Patio Suite, Naming Rights Partner will continue to receive the right to use Terrace Suite 7E-17 (with the related amenities set forth in the Patio Suite Lease Agreement). The license fees for the Patio Suite are included in the Sponsorship Fees, but Naming Rights Partner shall be responsible for all other costs associated with the
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Exhibit 10.2
Patio Suite. The Patio Suite includes the following amenities, which shall each be available to Naming Rights Partner at no additional cost other than payment of the Sponsorship Fees:

(a)Twenty-six (26) fixed seat tickets and eight (8) bar stool tickets per game (with the potential to purchase as many additional standing room-only tickets per event as possible, consistent with applicable code and occupancy constraints)

(b)Six (6) VIP parking passes per game

(c)Six (6) pre-game field passes per Team per regular season

(d)Eight (8) passes to the Owner’s Club (food and beverage all-inclusive) per game

(e)Access to the Patio Club for each Patio Suite ticket holder

(f)Opportunity to purchase available tickets to the Patio Suite, with a first priority over any other StadCo sponsor, for all other Stadium events not included in the above (including without limitation the Olympics and the World Cup)
(g)Access to the Patio Suite Monday through Friday during normal business hours (with additional access to the greatest extent practicable consistent with operational and staffing considerations) on non-Stadium event days for business meetings or client engagement based on availability and subject to the approval of StadCo
(b)    StadCo agrees that it shall be responsible for the cost of the initial build out of the Patio Suite in accordance with the Patio Suite Lease Agreement.

(c)    In consideration for upgrading the Patio Suite to provide SoFi with the right to use the Patio Suite for all “Included Events” as set forth in the Patio Suite Lease Agreement, Naming Rights Partner shall pay to StadCo an additional Two Hundred and Twenty-Five Thousand Dollars ($225,000) per Contract Year, which shall be payable in four (4) equal installments concurrently with Naming Rights Partner’s payment of Sponsorship Fees pursuant to Section 5 of the Naming Rights Agreement.

5.    Consistency; Ratification. If there is any conflict between this Amendment and the Naming Rights Agreement, this Amendment shall control. From and after the Execution Date, all references in the Naming Rights Agreement to “this Agreement” shall mean the Naming Rights Agreement as amended by this Amendment. Except as amended by this Amendment, the Naming Rights Agreement is hereby ratified and confirmed and remains in full force and effect.

6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered electronically by fax or by email as a .PDF attachment, and all such counterparts shall be deemed, and shall have the same legal force and effect as, an original counterpart.

(Signatures on following page)
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Exhibit 10.2
IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Execution Date.

STADCO

STADCO LA, LLC

By:	/s/ Jason S. Gannon
Name:	Jason S. Gannon
Title:	Managing Director

NAMING RIGHTS PARTNER

SOCIAL FINANCE, INC.

By:	/s/ Anthony Noto
Name:	Anthony Noto
Title:	CEO

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